Exhibit 23.1

CONSENT OF DELOITTE AND TOUCHE LLP

        We consent to the incorporation by reference in this Registration Statement No. 333-71052 of Saxon Capital, Inc. on Form S-3 of our report dated March 14, 2003, appearing in the Annual Report on Form 10-K of Saxon Capital, Inc. for the year ended December 31, 2002 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

BY: /S/ DELOITTE AND TOUCHE LLP —————————————————

May 21, 2003